                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, and 33-89072) and Form S-3 (File Nos. 33-63810, 33-67340, 33-69122, 33-71510,
33-71516, 33-87514, 33-77964, 33-87516 and 33- 58719).



                                                    ARTHUR ANDERSEN LLP


Jackson, Mississippi
March 28, 1996